SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 10, 2009

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	1-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, FL	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8-K – page 2 of 3

Seacoast Banking Corporation of Florida

SEACOAST BANKING CORPORATION OF FLORIDA

Item 2.02

Results of Operations and Financial Condition.

(a) On March 10, 2009, Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) filed its Annual Report on 10-K for December 31, 2008 (the “Annual Report”) and announced an increase in the Company’s net loss for the year-ended December 31, 2008 of $4.6 million.  The additional loss was the result of the recording of a non-cash valuation allowance related to a portion of the Company’s net state deferred tax assets which may not be realized due to limitations in the state tax code.

A copy of the press release reporting the non-cash adjustment and reconciling the net loss before tax benefit and the net loss as reported in the Company’s earnings release dated January 27, 2009 with the Annual Report is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Document Description
99.1	Press Release dated March 10, 2009 with respect to an adjustment to the financial results for the fourth quarter and year-ended December 31, 2008

8-K – page 3 of 3

Seacoast Banking Corporation of Florida

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2009	SEACOAST BANKING CORPORATION OF FLORIDA (Registrant)

By: /s/ William R. Hahl
William R. Hahl
Executive Vice President & Chief Financial Officer